Exhibit 2.5

February 12, 2019

GTY Technology Holdings Inc.

1180 North Town Center Drive,

Suite 100

Las Vegas, Nevada 89144

Attn: Harry You

Re:	Payment of Amounts under the Purchase Agreement

Reference is made to that certain Unit Purchase Agreement, dated as of September 12, 2018, as amended October 31, 2018 and December 28, 2018 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among Sherpa Government Solutions LLC, a Delaware limited liability company (the “Sherpa”), GTY Technology Holdings Inc., a Cayman Islands exempted company (“GTY”), the Sherpa Holders and David Farrell, in his capacity as the Sherpa Holders’ Representative. Capitalized terms used in this letter that are not otherwise defined have the meanings ascribed to them in the Purchase Agreement.

The undersigned, being a holder of Sherpa Units immediately prior to the Closing, GTY and GTY Govtech, Inc., a Massachusetts corporation (“Holdings”), acknowledge that, subject to the terms of the Purchase Agreement, at the Closing the undersigned will be entitled to receive an amount of cash equal to $5,186,712.36 which represents the undersigned’s Pro Rata Portion of the Cash Purchase Price (the “Closing Cash Payment”). The undersigned hereby acknowledges that all representations and warranties contained in the Letter of Transmittal executed by the undersigned shall be incorporated herein by reference.

The undersigned hereby irrevocably waives his right to receive the full amount of the Closing Cash Payment and agrees to receive (and GTY agrees to pay and Holdings agrees to issue) in full satisfaction of GTY’s payment obligations with respect to the undersigned’s Pro Rata Portion of the Cash Purchase Price, (i) an amount of cash equal to $4,186,712.36 (fill in cash amount to be received) and (ii) either:

(select the desired share treatment)

[ __ ] One Hundred Thousand (100,000) common shares of Holdings which shall be subject to the terms of the Lockup Agreement executed by the undersigned;

or

[ X ] One Hundred Thousand (100,000) common shares of Holdings which may be redeemed by Holdings at any time in its sole discretion for a promissory note, the form of which is attached hereto as Exhibit A.

[Signature Page Follows]

IN WITNESS WHEREOF, this letter has been duly executed as of date first set forth above.

By:	/s/ David Farrell
Name:	David Farrell

GTY TECHNOLOGY HOLDINGS INC.

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	President & CFO

GTY GOVTECH, INC.

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	President & CFO

Exhibit A

FORM OF UNSECURED subordinated Promissory Note

$[__]	___________ __, 20[19]

In consideration for the redemption of [ _______ ] common shares of GTY GovTech, Inc., a Massachusetts corporation, (“GTY”), GTY promises to pay to [_______] (“Equityholder”) the principal amount of [_______] Dollars ($[_______])[1], together with accrued and unpaid interest thereon, in accordance with the terms and conditions set forth in this Unsecured Subordinated Promissory Note (this “Note”).

1.       Terms of Payment. On the terms and subject to the conditions set forth herein, GTY shall pay the entire unpaid principal amount of this Note, together with accrued and unpaid interest thereon through the date of such payment, on [ __ ], 20[20] (the “Maturity Date”). All such amounts that remain outstanding and unpaid from time to time are herein referred to as the “Outstanding Principal Balance”.

2.       Interest Rates and Payments.

(a)       The Outstanding Principal Balance, plus all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

(b)       Interest shall accrue on the Outstanding Principal Balance from and after the date hereof at a rate of five and one-half percent (5.5%) per annum (the “Interest Rate”), compounding annually; provided, however, if the principal and interest is not fully paid on the Maturity Date, then to the extent permitted by law, Borrower will pay interest to Equityholder on the Outstanding Principal Balance from the Maturity Date until payment in full at a rate equal to the Interest Rate plus two and one-half percent (2.5%) per annum (the “Default Rate”), compounding annually.

(c)       GTY may prepay the Outstanding Principal Balance of this Note (and/or any accrued and unpaid interest on this Note) from time to time and at any time, in whole or in part, without premium or penalty.

3.       Computation. Interest on the Outstanding Principal Balance will be calculated daily on the basis of a year of 365 or 366 days, as the case may be. All interest rate determinations and calculations by the Equityholder are conclusive and binding, absent manifest error.

4.       Order of Application. All payments and prepayments by Borrower shall be applied first, to accrued but unpaid interest; and second, to principal until all amounts due under this Note are paid in full.

5.       Remedies. If a Default exists, the Equityholder may (a) declare the entire Outstanding Principal Balance and all accrued and unpaid interest thereon, immediately due and payable, whereupon it shall be due and payable, and/or (b) proceed to protect and enforce any other legal or equitable right or remedy of the Equityholder.

6.       Notices. Any notice or demand given hereunder shall be given to the applicable party at the address below its signature and shall be deemed to have been duly given if delivered (a) personally, (b) by facsimile or email transmission with written confirmation of receipt or electronic mail, (c) by overnight delivery with a reputable national overnight delivery service, or (d) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given two (2) business days after the date such notice is deposited in the United States mail.

[1]	Note to Draft: To be an amount equal to $10.00 per share.

7.       GOVERNING LAW. THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ITS VALIDITY, ENFORCEMENT AND INTERPRETATION.

8.       Headings. The headings herein are for convenience only and shall not be deemed a part hereof.

9.       Successors and Assigns. Neither party shall assign any of its rights or obligations under this Note without the prior written consent of the other party. The rights, duties, and obligations of the parties hereto inure to the benefit of, and shall be binding upon, their respective permitted successors and permitted assigns.

10.       Amendments. This Note may not be amended or otherwise modified except by a written agreement signed by GTY and the Equityholder.

11.       No Waiver. No delay on the part of the holder of this Note in the exercise of any right or remedy available to the holder shall operate as a waiver of such right or remedy. No single or partial exercise of a particular right or remedy shall operate as a waiver of that particular right or remedy or any other right or remedy.

12.       Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Borrower agrees to pay the court costs, reasonable attorneys’ fees, and other costs of collection incurred by or on behalf of the holder of this Note.

13.       Waiver. Except as provided in this Note, GTY and any party which may be or become liable for the payment of any sums of money payable under this Note (including any surety, endorser, or guarantor) jointly and severally waive (to the extent permitted by law) all applicable exemption rights (whether arising by constitution, law, or otherwise), all valuation and appraisement rights, presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate, and notice of acceleration and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

14.       WAIVER OF JURY TRIAL. GTY IRREVOCABLY AND VOLUNTARILY WAIVES ANY RIGHT IT MIGHT HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM UNDER OR IN CONNECTION WITH THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ACCOMMODATIONS EXTENDED BY THE EQUITYHOLDER TO GTY UNDER THIS NOTE.

15.       Severability. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Unsecured Subordinated Promissory Note as of the date first written above.

Borrower:

GTY Govtech inc.

By:
Name:	Harry L. You
Title:	President & CFO

Notice Address:
1180 North Town Center Drive, Suite 100
Las Vegas, Nevada 89144
Attention: Harry You
Email: Harry@gtytechnology.com

Equityholder:

[_______]

By:
Name: [_______]

Notice Address:
[_______]
[_______]
[_______]